Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports Fourth Quarter and Full-Year 2017 Results

Execution of Strategic Priorities Drives Increased Earnings and Cash Flow

Company Accelerates Quad 3.0 Transformation with Acquisition of
Ivie & Associates

SUSSEX, WI, February 21, 2018 — Quad/Graphics, Inc. (NYSE: QUAD) ("Quad/Graphics" or the "Company"), today reported fourth quarter and full-year 2017 results.

Financial Highlights

•
Net sales of $1.2 billion for the fourth quarter 2017 and $4.1 billion for full-year 2017 resulted in a 47% increase in net earnings to $55 million in the quarter and a 139% increase to $107 million for the year.

•	Achieved Non-GAAP Adjusted EBITDA and Margin of $125 million and 10.7%, respectively, for the fourth quarter 2017 and $459 million and 11.1%, respectively, for full-year 2017.

•	Generated cash flow from operations of $344 million and increased Free Cash Flow to $258 million for full-year 2017.

•	Reduced debt by $166 million, or 15%, during 2017 and improved Debt Leverage Ratio to 1.99x, net of excess cash.

•	Announces acquisition of Ivie & Associates ("Ivie"), a leading marketing services provider.

•	Provides 2018 outlook.

•	Declares quarterly dividend of $0.30 per share.

"We are pleased with our fourth quarter and full-year 2017 results, which were in-line with our expectations and demonstrate continued execution of our strategic priorities to generate consistent earnings and strong, sustainable Free Cash Flow that further strengthen our balance sheet, provide long-term shareholder value and accelerate our Quad 3.0 transformation," said Joel Quadracci, Quad/Graphics Chairman, President & Chief Executive Officer. "We have made great progress with our transformation and will continue to leverage our strong print foundation as part of a much larger and more robust integrated marketing platform. We are proactively addressing our clients' increasing needs to reduce complexity, and improve process efficiency and marketing spend effectiveness to offset ongoing marketplace disruption. Our acquisition of Ivie, a leading marketing services provider, accelerates our Quad 3.0 transformation. Our companies have complementary offerings that we can quickly scale as we create a powerful marketing solution focused on multichannel content creation and marketing execution."

Quadracci added: "As we move forward in 2018, we remain steadfast in our goal to aggressively manage costs and productivity to hold the line on Adjusted EBITDA margins. This will allow us to maintain our position as the industry's high-quality, low-cost producer, and continue generating consistent earnings and strong Free Cash Flow to support future value-creating opportunities for all our stakeholders."

Summary Results
Net earnings improved during the fourth quarter of 2017 to $55 million, an $18 million year-over-year increase, despite a 2.8% decrease in net sales to $1.2 billion. Organic sales decreased 2.8% due to ongoing industry volume and pricing pressures, after excluding pass-through paper sales (-0.3% impact) and favorable foreign exchange (0.3% impact). Diluted earnings per share for the fourth quarter of 2017 improved to $1.06 compared to $0.73 in 2016 primarily due to lower income tax expense related to tax reform. Fourth quarter 2017 Non-GAAP Adjusted EBITDA decreased to $125 million compared to $140 million in 2017, and Non-GAAP Adjusted EBITDA margin decreased to 10.7%.

Net earnings improved for the year ended December 31, 2017 to $107 million, a $62 million increase from 2016, despite a 4.6% decrease in net sales to $4.1 billion. Organic sales decreased 3.5% due to ongoing industry volume and pricing pressures after excluding pass-through paper sales (-1.1% impact), and is consistent with the Company's previous guidance. Diluted earnings per share increased 130% to $2.07 for the year ended December 31, 2017, compared to $0.90 in 2016 due to operating income improvements and lower income tax expense related to tax reform. As expected, full-year 2017 Non-GAAP Adjusted EBITDA decreased to $459 million compared to $480 million in 2016; however, due to ongoing productivity improvements and sustainable cost reductions, Non-GAAP Adjusted EBITDA margin remained flat year-over-year at 11.1%.

Net cash provided by operating activities was $344 million for the year ended December 31, 2017. Free Cash Flow was $258 million, compared with $246 million for 2016, and was at the top end of the Company's guidance range. The $12 million, or 5%, increase over 2016 was due to higher net earnings, lower capital expenditures and sustainable ongoing improvements in controllable working capital levels.

"Quad/Graphics continues to generate significant Free Cash Flow, which is important to maintaining a strong and flexible balance sheet that supports our disciplined capital deployment strategy," said Dave Honan, Quad/Graphics Executive Vice President & Chief Financial Officer. "We reduced debt by $166 million in 2017 and improved our Debt Leverage Ratio to 1.99x, when excluding excess cash, which is below our long-term targeted leverage range of 2.0x to 2.5x. Our significant Free Cash Flow also allows us to strategically invest in our business to accelerate our Quad 3.0 transformation, as evidenced by today's acquisition of Ivie. In addition, it allows us to maintain an affordable and sustainable annual dividend of $1.20 per share and opportunistic share repurchases."

Quad/Graphics' next quarterly dividend of $0.30 per share will be payable on March 30, 2018, to shareholders of record as of March 19, 2018.

2018 Outlook
The Company provided the following 2018 financial guidance:

U.S. $	2017 Adjusted Actuals	2018 Guidance Range
Net Sales	$4.1 billion	$4.0 billion – $4.2 billion
Adjusted EBITDA	$448 million(1)	$410 million – $450 million
Free Cash Flow	$258 million	$200 million – $240 million

(1)
Adjusted EBITDA guidance excludes non-cash pension income in 2018 due to new accounting standards that require pension income to be excluded from Operating Income. As a result, 2017 Adjusted EBITDA has also been adjusted to remove $11 million of pension income, allowing consistent presentation with 2018 Adjusted EBITDA guidance.

Honan concluded: "Positive revenue momentum from our Quad 3.0 transformation, combined with $150 million in incremental revenue from the Ivie acquisition, help offset ongoing print industry volume and pricing pressures and support our outlook for flat 2018 net sales at the midpoint of our guidance. Our 2018 Adjusted EBITDA guidance reflects $10 million of additional investment in SG&A expense for hiring marketing services talent to further support our Quad 3.0 transformation primarily offset by additional Adjusted EBITDA from the Ivie Acquisition."

Quarterly Conference Call
Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET / 9 a.m. CT on Wednesday, February 21. The call will be hosted by Joel Quadracci, Quad/Graphics Chairman, President & Chief Executive Officer, and Dave Honan, Executive Vice President & Chief Financial Officer. The full earnings release and slide presentation will be concurrently available on the Investors section of Quad/Graphics' website at http://investors.qg.com.

Participants can pre-register for the webcast by navigating to http://dpregister.com/10115746. Participants will be given a unique PIN to gain immediate access to the call on February 21, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

Telephone playback will be available following the conference call and will be accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10115746

The playback will be available until March 21, 2018.

Forward-Looking Statements
This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "project," "believe," "continue" or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive commercial printing industry creates downward pricing pressures and potential underutilization of assets; the impact of electronic media and similar technological changes, including digital substitution by consumers; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of increased business complexity as a result of the Company's transformation into a marketing solutions provider; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the failure to attract and retain qualified production personnel; the impact of changes in postal rates, service levels or regulations; the fragility and decline in overall distribution channels, including newspaper distribution channels; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; significant capital expenditures may be needed to maintain the Company's platform and processes and to remain technologically and economically competitive; the impact of the various restrictive covenants in the Company's debt facilities on the Company's ability to operate its business; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; and the other risk factors identified in the Company's most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, loss (gain) on debt extinguishment, and equity in (earnings) loss of unconsolidated entity. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and capital lease obligations divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as net earnings (loss) excluding restructuring, impairment and transaction-related charges, loss (gain) on debt extinguishment, equity in (earnings) loss of unconsolidated entity and discrete income tax items, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad/Graphics
Quad/Graphics (NYSE:QUAD) is a leading marketing solutions provider. The Company leverages its strong print foundation as part of a much larger, robust integrated marketing services platform that helps marketers and content creators improve the efficiency and effectiveness of their marketing spend across offline and online media channels. With a consultative approach, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, publishing and healthcare. Quad/Graphics provides a diverse range of digital and print and related products, services and solutions from multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world. For additional information visit www.QG.com.

Investor Relations Contact:
Kyle Egan
Senior Manager of Treasury and Investor Relations, Quad/Graphics
414-566-2482
kegan@qg.com

Media Contact:
Claire Ho
Manager of Corporate Communications, Quad/Graphics
414-566-2955
cho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2017 and 2016
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2017	2016
Net sales	$1,164.2	$1,198.3

Cost of sales	928.5	945.4
Selling, general and administrative expenses	110.8	112.7
Depreciation and amortization	57.0	59.7
Restructuring, impairment and transaction-related charges	38.7	18.2
Total operating expenses	1,135.0	1,136.0

Operating income	$29.2	$62.3

Interest expense	17.5	18.3

Earnings before income taxes and equity in earnings of unconsolidated entity	11.7	44.0

Income tax (benefit) expense	(42.8)	7.4

Earnings before equity in earnings of unconsolidated entity	54.5	36.6

Equity in earnings of unconsolidated entity	(0.8)	(0.9)

Net earnings	$55.3	$37.5

Earnings per share
Basic	$1.10	$0.77
Diluted	$1.06	$0.73

Weighted average number of common shares outstanding
Basic	50.1	48.7
Diluted	52.3	51.3

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2017 and 2016
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2017	2016
Net sales	$4,131.4	$4,329.5

Cost of sales	3,259.4	3,394.8
Selling, general and administrative expenses	413.4	454.6
Depreciation and amortization	232.5	277.1
Restructuring, impairment and transaction-related charges	61.2	80.6
Total operating expenses	3,966.5	4,207.1

Operating income	$164.9	$122.4

Interest expense	71.1	77.2
Loss (gain) on debt extinguishment	2.6	(14.1)

Earnings before income taxes and equity in loss of unconsolidated entity	91.2	59.3

Income tax (benefit) expense	(16.0)	13.0

Earnings before equity in loss of unconsolidated entity	107.2	46.3

Equity in loss of unconsolidated entity	—	1.4

Net earnings	$107.2	$44.9

Earnings per share
Basic	$2.16	$0.94
Diluted	$2.07	$0.90

Weighted average number of common shares outstanding
Basic	49.6	47.9
Diluted	51.8	49.8

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2017 and 2016
(in millions)
(UNAUDITED)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$64.3	$9.0
Receivables, less allowances for doubtful accounts	552.5	563.6
Inventories	246.5	265.4
Prepaid expenses and other current assets	45.1	54.4
Restricted cash	0.1	10.2
Total current assets	908.5	902.6

Property, plant and equipment—net	1,377.6	1,519.9
Intangible assets—net	43.4	59.7
Equity method investment in unconsolidated entity	3.6	3.6
Other long-term assets	119.3	84.3
Total assets	$2,452.4	$2,570.1

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$381.6	$323.5
Accrued liabilities	316.7	359.0
Short-term debt and current portion of long-term debt	42.0	84.7
Current portion of capital lease obligations	5.6	7.4
Total current liabilities	745.9	774.6

Long-term debt	903.5	1,019.8
Capital lease obligations	13.7	18.9
Deferred income taxes	41.9	35.3
Other long-term liabilities	225.0	280.0
Total liabilities	1,930.0	2,128.6

Shareholders' Equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	861.1	912.4
Treasury stock, at cost	(52.8)	(113.3)
Accumulated deficit	(162.9)	(206.4)
Accumulated other comprehensive loss	(124.4)	(152.6)
Total shareholders' equity	522.4	441.5
Total liabilities and shareholders' equity	$2,452.4	$2,570.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2017 and 2016
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2017	2016
OPERATING ACTIVITIES
Net earnings	$107.2	$44.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	232.5	277.1
Impairment charges	12.0	26.8
Loss (gain) on debt extinguishment	2.6	(14.1)
Stock-based compensation	16.4	15.2
Gain on the sale or disposal of property, plant and equipment	(6.9)	(9.0)
Loss on the sale of a business	7.7	—
Gain from a property insurance claim	(5.0)	—
Settlement loss on pension benefit plans	0.8	7.0
Deferred income taxes	(22.5)	(26.6)
Other non-cash adjustments to net earnings	3.5	5.6
Changes in operating assets and liabilities	(4.3)	25.6
Net cash provided by operating activities	344.0	352.5

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(85.9)	(106.1)
Cost investment in unconsolidated entities	—	(9.9)
Proceeds from the sale of property, plant and equipment	23.9	25.9
Proceeds from the sale of a business	14.1	—
Proceeds from property insurance claims	8.0	—
Proceeds from the sale of investments	—	1.3
Transfers from restricted cash	9.9	4.4
Loan to an unconsolidated entity	(7.3)	—
Net cash used in investing activities	(37.3)	(84.4)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	375.0	19.7
Payments of long-term debt	(522.9)	(192.0)
Payments of capital lease obligations	(7.6)	(9.5)
Borrowings on revolving credit facilities	718.5	871.9
Payments on revolving credit facilities	(736.0)	(918.0)
Payments of debt issuance costs and financing fees	(4.7)	(0.1)
Purchases of treasury stock	(3.8)	(8.8)
Proceeds from stock options exercised	2.6	30.3
Equity awards redeemed to pay employees' tax obligations	(6.0)	(1.4)
Payment of cash dividends	(62.5)	(61.1)
Other financing activities	(4.3)	(0.3)
Net cash used in financing activities	(251.7)	(269.3)

Effect of exchange rates on cash and cash equivalents	0.3	(0.6)

Net increase (decrease) in cash and cash equivalents	55.3	(1.8)

Cash and cash equivalents at beginning of year	9.0	10.8

Cash and cash equivalents at end of year	$64.3	$9.0

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months and Years Ended December 31, 2017 and 2016
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended December 31, 2017
United States Print and Related Services	$1,059.3	$37.7	$35.9
International	104.9	4.3	1.5
Total operating segments	1,164.2	42.0	37.4
Corporate	—	(12.8)	1.3
Total	$1,164.2	$29.2	$38.7

Three months ended December 31, 2016
United States Print and Related Services	$1,093.1	$71.5	$18.9
International	105.2	6.0	(1.8)
Total operating segments	1,198.3	77.5	17.1
Corporate	—	(15.2)	1.1
Total	$1,198.3	$62.3	$18.2

Year ended December 31, 2017
United States Print and Related Services	$3,740.1	$194.3	$53.6
International	391.3	19.6	3.3
Total operating segments	4,131.4	213.9	56.9
Corporate	—	(49.0)	4.3
Total	$4,131.4	$164.9	$61.2

Year ended December 31, 2016
United States Print and Related Services	$3,927.0	$186.1	$59.3
International	402.5	13.5	(1.1)
Total operating segments	4,329.5	199.6	58.2
Corporate	—	(77.2)	22.4
Total	$4,329.5	$122.4	$80.6
______________________________

(1)	Restructuring, impairment and transaction-related charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended December 31, 2017 and 2016
(in millions)
(UNAUDITED)

	Three Months Ended December 31,
	2017	2016
Net earnings	$55.3	$37.5
Interest expense	17.5	18.3
Income tax (benefit) expense	(42.8)	7.4
Depreciation and amortization	57.0	59.7
EBITDA (Non-GAAP)	$87.0	$122.9
EBITDA Margin (Non-GAAP)	7.5%	10.3%

Restructuring, impairment and transaction-related charges (1)	38.7	18.2
Equity in earnings of unconsolidated entity (2)	(0.8)	(0.9)
Adjusted EBITDA (Non-GAAP)	$124.9	$140.2
Adjusted EBITDA Margin (Non-GAAP)	10.7%	11.7%
______________________________

(1)	Operating results for the three months ended December 31, 2017 and 2016, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended December 31,
	2017	2016
Employee termination charges (a)	$13.7	$4.8
Impairment charges (b)	11.0	9.1
Transaction-related charges (c)	1.3	0.3
Other restructuring charges (d)	12.7	4.0
Restructuring, impairment and transaction-related charges	$38.7	$18.2
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and voluntary and involuntary separation programs.

(b)
Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as other capacity reduction restructuring initiatives.

(c)
Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities, including $1.0 million of legal fees incurred related to the sale of a business during the three months ended December 31, 2017.

(d)
Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges. The Company also recorded a $6.7 million loss on the sale of a business during the three months ended December 31, 2017.

(2)
The equity in earnings of unconsolidated entity includes the results of operations for an investment in an entity where Quad/Graphics has the ability to exert significant influence, but not control, which is accounted for using the equity method of accounting.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Years Ended December 31, 2017 and 2016
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2017	2016
Net earnings	$107.2	$44.9
Interest expense	71.1	77.2
Income tax (benefit) expense	(16.0)	13.0
Depreciation and amortization	232.5	277.1
EBITDA (Non-GAAP)	$394.8	$412.2
EBITDA Margin (Non-GAAP)	9.6%	9.5%

Restructuring, impairment and transaction-related charges (1)	61.2	80.6
Loss (gain) on debt extinguishment (2)	2.6	(14.1)
Equity in loss of unconsolidated entity (3)	—	1.4
Adjusted EBITDA (Non-GAAP)	$458.6	$480.1
Adjusted EBITDA Margin (Non-GAAP)	11.1%	11.1%
______________________________

(1)	Operating results for the years ended December 31, 2017 and 2016, were affected by the following restructuring, impairment and transaction-related charges:

	Year Ended December 31,
	2017	2016
Employee termination charges (a)	$26.9	$12.9
Impairment charges (b)	12.0	26.8
Transaction-related charges (c)	3.1	2.2
Integration costs (d)	—	0.1
Other restructuring charges (e)	19.2	38.6
Restructuring, impairment and transaction-related charges	$61.2	$80.6
__________________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and voluntary and involuntary separation programs.

(b)
Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as other capacity reduction restructuring initiatives.

(c)
Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities, including $1.0 million of legal fees incurred related to the sale of a business during the year ended December 31, 2017.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of acquired companies.

(e)
Other restructuring charges were primarily from costs to maintain and exit closed facilities and lease exit charges. These charges are presented net of a gain on the sale of facilities and a gain related to the Company's Argentina Subsidiaries' settlements with vendors through bankruptcy proceedings during the year ended December 31, 2017. The Company also recorded a $6.7 million loss on the sale of a business during the year ended December 31, 2017, and an $11.2 million adjustment to its multiemployer pension plans withdrawal liability and a $7.0 million non-cash pension settlement charge related to lump-sum pension payments during the year ended December 31, 2016.

(2)
The $2.6 million loss on debt extinguishment recorded during the year ended December 31, 2017, related to the second amendment to the Company's April 28, 2014 Senior Secured Credit Facility, completed on February 10, 2017. The $14.1 million gain on debt extinguishment recorded during the year ended December 31, 2016, primarily related to the $56.5 million repurchase of unsecured 7.0% senior notes due May 1, 2022.

(3)
The equity in loss of unconsolidated entity includes the results of operations for an investment in an entity where Quad/Graphics has the ability to exert significant influence, but not control, which is accounted for using the equity method of accounting.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Years Ended December 31, 2017 and 2016
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2017	2016
Net cash provided by operating activities	$344.0	$352.5

Less: purchases of property, plant and equipment	(85.9)	(106.1)

Free Cash Flow (Non-GAAP)	$258.1	$246.4

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of December 31, 2017 and 2016
(in millions, except ratio)
(UNAUDITED)

	December 31, 2017		December 31, 2016
Total debt and capital lease obligations on the condensed consolidated balance sheets	$964.8		$1,130.8

Divided by: Adjusted EBITDA for the year ended (Non-GAAP)	$458.6		$480.1

Debt Leverage Ratio (Non-GAAP) (1)	2.10	x	2.36	x
______________________________

(1)
The Company had $64 million in cash at December 31, 2017, $54 million higher than the Company's typical year-end cash balance of approximately $10 million. The Debt Leverage Ratio would have been 1.99x if the $54 million of excess cash was used to further pay down debt at December 31, 2017.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended December 31, 2017 and 2016
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2017	2016
Earnings before income taxes and equity in earnings of unconsolidated entity	$11.7	$44.0

Restructuring, impairment and transaction-related charges	38.7	18.2
	50.4	62.2

Income tax expense at 40% normalized tax rate (2)	20.2	24.9
Adjusted net earnings (Non-GAAP)	$30.2	$37.3

Basic weighted average number of common shares outstanding	50.1	48.7
Plus: effect of dilutive equity incentive instruments	2.2	2.6
Diluted weighted average number of common shares outstanding	52.3	51.3

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.58	$0.73

Diluted Earnings Per Share (GAAP)	$1.06	$0.73
Restructuring, impairment and transaction-related charges per share	0.74	0.36
Income tax (benefit) expense from condensed consolidated statement of operations per share	(0.82)	0.14
Income tax expense at 40% normalized tax rate per share (2)	(0.38)	(0.48)
Equity in earnings of unconsolidated entity from condensed consolidated statement of operations per share	(0.02)	(0.02)
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.58	$0.73
______________________________

(1)
Adjusted Diluted Earnings Per Share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) discrete income tax items; and (iii) equity in earnings of unconsolidated entity.

(2)
Normalized income tax rate of 40% does not reflect any changes related to the Tax Cuts and Jobs Act that was enacted in December 2017. The Company plans to change its normalized tax rate in the first quarter of 2018.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Years Ended December 31, 2017 and 2016
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2017	2016
Earnings before income taxes and equity in loss of unconsolidated entity	$91.2	$59.3

Restructuring, impairment and transaction-related charges	61.2	80.6
Loss (gain) on debt extinguishment	2.6	(14.1)
	155.0	125.8

Income tax expense at 40% normalized tax rate (2)	62.0	50.3
Adjusted net earnings (Non-GAAP)	$93.0	$75.5

Basic weighted average number of common shares outstanding	49.6	47.9
Plus: effect of dilutive equity incentive instruments	2.2	1.9
Diluted weighted average number of common shares outstanding	51.8	49.8

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$1.80	$1.52

Diluted Earnings Per Share (GAAP)	$2.07	$0.90
Restructuring, impairment and transaction-related charges per share	1.18	1.62
Loss (gain) on debt extinguishment per share	0.05	(0.28)
Income tax (benefit) expense from condensed consolidated statement of operations per share	(0.31)	0.26
Income tax expense at 40% normalized tax rate per share (2)	(1.19)	(1.01)
Equity in loss of unconsolidated entity from condensed consolidated statement of operations per share	—	0.03
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$1.80	$1.52

______________________________

(1)
Adjusted Diluted Earnings Per Share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) loss (gain) on debt extinguishment; (iii) discrete income tax items; and (iv) equity in loss of unconsolidated entity.

(2)
Normalized income tax rate of 40% does not reflect any changes related to the Tax Cuts and Jobs Act that was enacted in December 2017. The Company plans to change its normalized tax rate in the first quarter of 2018.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.